UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Effective at the beginning of fiscal year 2012, we changed our organizational structure to align certain portions of our business by geography. Prior to fiscal 2012, sales and operations associated with the Timothy’s brand was included in our Specialty Coffee Business Unit (“SCBU”) segment and a portion of the At Home (“AH”) single-cup business with retailers in Canada was included in the Keurig Business Unit (“KBU”) segment.  Under the new structure, Timothy’s and all of the AH single-cup business with retailers in Canada are included in the Canadian Business Unit (“CBU”) segment.  This change results in a segmentation of our business by geography with all of U.S. business in SCBU and KBU and all of our Canadian business included in CBU. We did not change our operating or reporting segments and our management structure remains the same with the President of each business unit reporting directly to our Chief Executive Officer.

This Form 8-K provides a summary of the effects of the above changes on our historical segment results. The information contained in this Form 8-K is being furnished pursuant to Regulation FD in order to provide historical data that is on a basis consistent with our new structure. Beginning with our Quarterly Report on Form 10-Q for the quarter ended December 24, 2011, our financial statements will reflect the structure with prior periods adjusted accordingly.

The recasting of previously issued financial information in the exhibits attached hereto does not represent a restatement of previously-issued financial statements and does not affect our consolidated reported net income, earnings per share, total assets or stockholders’ equity for any of the previously reported periods.

The information furnished in Item 7.01, including the exhibits attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1  Segment Results - As Recast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances. G Rathke
Frances G. Rathke
Chief Financial Officer

Date: February 1, 2012

Index to Exhibits

Exhibit No.	Description

99.1	Segment Results - As Recast